UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Dated April 24, 2003

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

SIGNATURES
Exhibit Index
EX-99.1 PRESS RELEASE ISSUED APRIL 24, 2003

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

	99.1	Press Release of AGCO Corporation issued April 24, 2003.

Item 9. Regulation FD Disclosure.

     The information set forth under this Item 9 is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of Form 8-K in accordance with interim guidance provided by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. Such information, including the Exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

     On April 24, 2003, AGCO Corporation issued a press release reporting its financial results for the first quarter ended March 31, 2003. A copy of the press release is hereby attached as Exhibit 99.1 and incorporated herein by reference.

     The Company has included in this press release operating income, net income, and earnings per share amounts that have been adjusted to exclude restructuring expenses, restricted stock compensation and a cumulative effect of an accounting change. Restructuring charges occur regularly in the Company’s business, but vary in size and frequency. Restricted stock compensation also varies widely in amount and frequency based upon the timing of grants and the performance of the Company’s stock. While the particular accounting change that has been excluded is unlikely to recur, others may occur in the future. The Company believes that the adjusted amounts provide investors useful information because the expenses that are excluded relate to events that resulted in a significant impact during the quarter and will recur only in varied amounts and with unpredictable frequency. Management uses these amounts to compare performance to budget.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck

Andrew H. Beck
Senior Vice President and
Chief Financial Officer

Dated: April 24, 2003

Exhibit Index

Exhibit No.	Description

99.1	Press Release of AGCO Corporation issued April 24, 2003.